PRICING SUPPLEMENT NO. 97-12 Dated October 2, 1997     Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                              BENEFICIAL CORPORATION

                            Medium-Term Notes, Series I
                                 (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                               Interest
Principal                     Settlement     Maturity          Rate
Amount          CUSIP #       Date           Date              Per Annum


$30,000,000     08172MGX8     10/07/1997     07/09/2001        6.27%

$ 1,000,000     08172MGY6     10/07/1997     10/07/2004        6.60%

$10,000,000     08172MGZ3     10/07/1997     10/05/2007        6.75%